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Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of International Multifoods Corporation (the "Company") on Form 10-K for the fiscal year ended February 28, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John E. Byom, the Senior Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the Report.

/s/ JOHN E. BYOM John E. Byom Senior Vice President, Finance & Chief Financial Officer

Date: April 27, 2004

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Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002